PERDOCEO EDUCATION CORPORATION

2026 LONG-TERM INCENTIVE PLAN

1.
PURPOSE OF THE PLAN

Perdoceo Education Corporation, a Delaware corporation (together with any successor corporation, the “Company”), has adopted this Perdoceo Education Corporation 2026 Long-Term Incentive Plan (the “Plan”) as of May 21, 2026 (the “Effective Date”), which was the date approval by the Company’s stockholders was obtained, to (i) attract and retain the services of individuals who are expected to contribute to the Company’s long-term success, (ii) provide incentives that align the interests of such individuals with those of the stockholders of the Company, and (iii) promote the success of the Company’s business.

2.
DEFINITIONS

Capitalized terms in the Plan and a relevant Award Agreement (unless otherwise defined in such Award Agreement) shall have the following meanings:

2.1.
“2016 Plan” shall have the meaning set forth in Section 3.1.
2.2.
“5% Pool” shall have the meaning set forth in Section 4.3.
2.3.
“Affiliate” shall mean (i) any direct or indirect Subsidiary of the Company or (ii) any other entity that, at the time of granting of an Award, is controlled by the Company and in which the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock (or equivalent equity-type security) of such entity; provided that, with respect to incentive stock options, the term “Affiliate” shall only mean “subsidiary corporation” as defined in Section 424(f) of the Code; provided further that, with respect to the award of any “stock right” within the meaning of Treasury Regulation Section 1.409A-1, such affiliate must qualify as a “service recipient” within the meaning of Treasury Regulation Section 1.409A-1, to the extent applicable; and further provided that, for purposes of determining such qualification as such a service recipient, in applying Sections 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control under Section 414(c) of the Code, the language “at least 50 percent” (or, where legitimate business criteria exists as determined by the Committee, “at least 20 percent”) is to be used instead of “at least 80 percent.”
2.4.
“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Dividend Equivalent, or Performance Award granted pursuant to the provisions of the Plan.
2.5.
“Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.6.
“Board” shall mean the Board of Directors of the Company.
2.7.
“Cause” shall mean, unless the applicable Award Agreement provides otherwise:
a.
With respect to any Employee, (i) the Company or an Affiliate having “Cause” (or words to similar effect) to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) breach of the Participant’s obligations (including, without limitation, a violation of any restrictive covenant, such as non-competition and non-solicitation, and any unauthorized disclosure or use of confidential information or trade secrets) under any agreement or arrangement entered into with the Company or an Affiliate (which remains uncured (to the extent the Committee reasonably determines curable) for at least ten (10) days following notice of such breach), (B) gross negligence or willful misconduct in the performance of or non-performance of the Participant’s duties to the Company or an Affiliate, (C) breach of the Company’s or an Affiliate’s written policies or procedures, in each case (other than with respect to a violation of the Company’s Code of Conduct or Code of Ethics), in any respect which causes or is reasonably expected to cause harm to the Company or an Affiliate, (D) indictment, formal charge, or conviction of (or plea of guilty or nolo contendere to) a felony or a crime of moral turpitude (or the procedural equivalent of the foregoing), (E) commission of an act involving deceit, fraud, perjury or embezzlement involving the Company or an Affiliate or any client, customer, supplier or business relationship of the Company or an Affiliate, (F) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) which inhibits the performance of the Participant’s duties to the Company or an Affiliate or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of the Participant’s duties to the Company or an Affiliate, (G) failure to reasonably cooperate in any investigation or proceeding concerning the Company, or (H) failure to follow lawful directives of the Participant’s supervisor (which failure remains uncured (to the extent the Committee reasonably determines curable) for at least ten (10) days following initial notice of such failure). Any rights to cure that are expressly described in this definition will only be afforded for the initial occurrence of any purported grounds for Cause and the Participant will not have any right (unless the Committee otherwise determines) to cure for repeated occurrences of such purported grounds. A Participant’s employment or service with the Company or an Affiliate shall also be deemed terminated for Cause if the Participant resigns from the Company or an Affiliate and the Committee determines in good faith that one or more of the events described above existed as of the time of such resignation. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.
b.
With respect to any Director, (i) the Company or an Affiliate having “Cause” (or words to similar effect) to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Cause” contained therein), the Participant’s (A) act of dishonesty, willful misconduct, gross negligence, intentional or conscious abandonment or neglect of duty, (B) violation of the Company’s Code of Conduct or Code of Ethics, as applicable, (C) commission of a criminal activity, fraud or embezzlement, (D) failure to reasonably cooperate in any investigation or proceeding concerning the Company, (E) unauthorized disclosure or use of confidential information or trade secrets, or (F) violation of any restrictive covenant, such as non-competition, non-solicitation and non-disclosure, in any agreement between the Participant and the Company or an Affiliate. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

2.8.
“Clawback Policy” shall have the meaning set forth in Section 12.24.
2.9.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder or under any successor statute thereto.
2.10.
“Committee” shall mean the Compensation Committee of the Board or such other committee of one or more members of the Board that are appointed by the Board to administer the Plan or, if no such committee shall be in existence at any relevant time, the term “Committee” shall mean the Board; provided, however, that during any time that the Company’s common stock is publicly traded, the Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” to the extent required by the rules and regulations of the Nasdaq (or such other principal securities exchange on which the Shares are traded), to the extent required by such rules ((i) and (ii) are referred to as “Eligible Directors”); provided further that, if the Committee includes individuals who are not Eligible Directors, then, to the extent permitted under applicable law and with respect to determinations made or to be made by it which are not otherwise delegated pursuant to the Plan, the Committee shall be deemed a subcommittee of only those individuals that constitute Eligible Directors and those individuals who are not Eligible Directors shall be deemed excluded from the Committee.
2.11.
“Company” shall have the meaning set forth in the preamble.
2.12.
“Data” shall have the meaning set forth in Section 12.22.
2.13.
“Date of Grant” shall mean the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, for purposes of Sections 422 and 409A of the Code, as applicable, “Date of Grant” shall mean the date of grant determined in accordance with the requirements of Sections 422 and 409A of the Code, as applicable.
2.14.
“Deferred Compensation Award” shall mean an Award that could be subject to liability under Section 409A of the Code and does not qualify for an exemption from Section 409A of the Code coverage.
2.15.
“Director” shall mean a member of the Board.

2.16.
“Disability” shall mean, except as otherwise expressly provided in a Participant’s Award Agreement, or as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such Disability, a complete and permanent inability of the Participant to perform all of such Participant’s duties under the terms of the Participant’s employment or service with the Company or an Affiliate, as determined by the Committee upon the basis of such evidence, including independent medical reports and data, as the Committee deems appropriate or necessary, except that in the case of an incentive stock option, “Disability” shall have the meaning set forth in Section 22(e)(3) of the Code. Notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Disability” under the Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Disability” met the requirements of Section 409A(a)(2)(A)(ii) of the Code, then the term “Disability” herein shall mean, but only for the circumstances so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a “disability” within the meaning of Treasury Regulations Section 1.409A-3(i)(4).
2.17.
“Dividend Equivalents” shall have the meaning set forth in Section 7.7.
2.18.
“Eligible Directors” shall have the meaning set forth in Section 2.10.
2.19.
“Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such Person becoming an employee of the Company or any Affiliate. Solely for purposes of the Plan, an Employee shall also mean any consultant who is a natural person and who provides services to the Company or any Affiliate, so long as such natural person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.
2.20.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder or under any successor statute thereto.
2.21.
“Exercise Price” shall have the meaning set forth in Section 5.3.
2.22.
“Fair Market Value” shall mean the fair market value of Shares (or of property to the extent such term is applicable herein to property) determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, that such methods and procedures shall be consistent with the requirements of Section 409A of the Code.
2.23.
“Full Value Award” shall mean an Award, other than an Award of Options or Stock Appreciation Rights, that is settled in Shares.
2.24.
“Good Reason” shall mean, unless the applicable Award Agreement provides otherwise, (a) a Participant having “Good Reason” (or words to similar effect) to terminate such Participant’s employment or service, as defined in any employment or consulting or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (b) in the absence of any such employment, consulting or similar services agreement (or the absence of any definition of “Good Reason” contained therein), (i) a material diminution in the Participant’s duties and responsibilities, (ii) a material decrease in the Participant’s base salary other than a decrease in base salary that affects similarly situated Employees, or (iii) a relocation of the Participant’s primary work location more than thirty (30) miles from the Participant’s primary work location, without the Participant’s prior written consent; provided that, within thirty (30) days following the occurrence of any of the events set forth herein, the Participant shall have delivered written notice to the Company of the Participant’s intention to terminate the Participant’s employment or service for Good Reason, and the Company shall not have cured such circumstances within thirty (30) days following the Company’s receipt of such notice.
2.25.
“Non-Employee Director” shall have the meaning set forth in Section 2.10.
2.26.
“Option” shall mean either a non-qualified stock option or an incentive stock option.
2.27.
“Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.28.
“Participant” shall mean an Employee or Non-Employee Director who is selected by the Committee to receive an Award under the Plan.
2.29.
“Payee” shall have the meaning set forth in Section 12.1.
2.30.
“Performance Award” shall mean any Award of Performance Cash, Performance Shares, or Performance Share Units granted pursuant to Article 9.
2.31.
“Performance Cash” shall mean any cash incentives granted pursuant to Article 9, including Performance Share Units and Restricted Stock Units settled in cash, which will be paid to a Participant upon the achievement of such performance goals or at such time(s) as the Committee shall establish.
2.32.
“Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to such Award are to be measured.
2.33.
“Performance Share” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and, subject to Section 7.3, the right to receive any dividends), which restrictions shall lapse upon the achievement of such performance goals or at such time(s) as the Committee shall establish.
2.34.
“Performance Share Unit” shall mean an Award that is valued by reference to a Share, including Restricted Stock Units, which value may be paid to a Participant by delivery of such property as the Committee shall determine, including, without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including, without limitation, any restriction on the right to retain such Award, to sell, transfer, pledge or assign such Award, and/or, subject to Section 7.7, to receive any cash Dividend Equivalents with respect to such Award, which restrictions shall lapse upon the achievement of such performance goals or at such time(s) as the Committee shall establish.
2.35.
“Permitted Assignee” shall have the meaning set forth in Section 11.3.
2.36.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
2.37.
“Plan” shall have the meaning set forth in the preamble.
2.38.
“Restricted Period” shall mean the period established by the Committee with respect to an Award during which the Award remains subject to vesting conditions, transfer restrictions, or forfeiture, as set forth in the applicable Award Agreement or the Plan.
2.39.
“Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any restriction on the right to vote such Share and, subject to Section 7.3, the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.40.
“Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.41.
“Restricted Stock Unit” shall mean an Award that is valued by reference to a Share, which value may be paid to a Participant by delivery of such property as the Committee shall determine, including, without limitation, cash or Shares, or any combination thereof, and that has such restrictions as the Committee, in its sole discretion, may impose, including, without limitation, any restriction on the right to retain such Award, to sell, transfer, pledge or assign such Award, and/or, subject to Section 7.7, to receive any cash Dividend Equivalents with respect to such Award, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.42.
“Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.43.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder or under any successor statute thereto.
2.44.
“Shares” shall mean the shares of Common Stock of the Company, par value $0.01 per share (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).
2.45.
“Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.46.
“Stock Appreciation Right Period” shall have the meaning set forth in Section 6.3.
2.47.
“Strike Price” shall mean the value per Share against which Share appreciation is measured for purposes of a Stock Appreciation Right. Except as otherwise provided by the Committee in the case of Substitute Awards that, if applicable, satisfy the provisions of Section 409A of the Code, the Strike Price shall be (i) in the case of a Stock Appreciation Right granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a Stock Appreciation Right granted independent of an Option, no less than 100% of the Fair Market Value of one (1) Share on the Date of Grant of such Stock Appreciation Right.
2.48.
“Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one (1) of the other corporations in the chain.
2.49.
“Substitute Awards” shall mean Awards that may, in the sole discretion of the Committee, be granted or Shares issued by the Company under the Plan in assumption of, or in substitution or exchange for, outstanding awards previously granted by an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
2.50.
“Ten Percent Shareholder” shall have the meaning set forth in Section 5.3.
2.51.
“Total Payments” shall have the meaning set forth in Section 12.23.
3.
SHARES SUBJECT TO THE PLAN
3.1.
Number of Shares.
a.
Subject to adjustment as provided in Section 11.2, an aggregate of 4,500,000 Shares, plus the number of Shares determined pursuant to Section 3.1(b) for each Share underlying any award granted under the Perdoceo Education Corporation Amended and Restated 2016 Incentive Compensation Plan (the “2016 Plan”) that, on or after the Effective Date, expires, terminates or is canceled or forfeited under the terms of the 2016 Plan, minus one (1) Share for each Share underlying an award granted under the 2016 Plan after March 27, 2026, are reserved for issuance under the Plan. Notwithstanding the foregoing, and subject to adjustment as provided in Section 11.2, no more than 4,500,000 Shares may be issued in the aggregate pursuant to the exercise of incentive stock options. Subject to adjustment as provided in Section 11.2, the aggregate Awards granted during any calendar year to any one Participant shall not exceed 1,000,000 Shares subject to Options or Stock Appreciation Rights. Notwithstanding the foregoing, the maximum number of Shares subject to Awards granted during any calendar year to any Non-Employee Director (including any such Non-Employee Director serving as Chair of the Board), taken together with any cash fees paid to such Non-Employee Director for services as a Director during the calendar year, shall not exceed $500,000 in total value (calculating the value of any such Awards based on the grant-date fair value of such Awards for financial reporting purposes).

During the term of the Plan, the Company shall at all times reserve and keep available the number of Shares that shall be sufficient to satisfy the requirements of the Plan.
b.
Shares that are subject to Awards that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall again become available for Awards under the Plan; provided that (i) each Share underlying an award granted under the 2016 Plan that again becomes available for Awards under the Plan pursuant to Section 3.1(a) shall be added back as one (1) Share if such Share was subject to an Option or Stock Appreciation Right and as 1.35 Shares if such Share was subject to any award other than an Option or Stock Appreciation Right, and (ii) each Share underlying an Award granted under the Plan that again becomes available for Awards pursuant to this Section 3.1(b) shall be added back as one (1) Share. Notwithstanding the foregoing, the full number of Stock Appreciation Rights granted that may be settled by the issuance of Shares shall be counted against the number of Shares available for Awards under the Plan, regardless of the number of Shares issued upon settlement of such Stock Appreciation Rights. Any Shares withheld to satisfy tax withholding obligations on an Award, Shares tendered to pay the Exercise Price of an Option, and Shares repurchased on the open market with the proceeds of an Option exercise will not be added to the Shares available for Awards under the Plan.
c.
Substitute Awards shall not reduce the number of Shares reserved for issuance under the Plan, and Shares subject to a Substitute Award shall not be added to the Shares available for Awards under the Plan.
d.
The maximum number of Shares that may be issued under the Plan pursuant to this Section 3.1 shall not be affected by the payment of dividends or Dividend Equivalents in cash or in Shares in connection with outstanding Awards.

3.2.
Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.
4.
ELIGIBILITY, ADMINISTRATION, AND MINIMUM VESTING
4.1.
Eligibility. Any Employee or Non-Employee Director shall be eligible to be selected as a Participant by the Committee or by a Person designated by the Committee.
4.2.
Administration.
a.
The Plan shall be administered by the Committee. If a Committee member shall fail to qualify as an Eligible Director, such failure shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan, unless invalidation is required by applicable law or securities exchange requirements. Unless otherwise expressly provided in the applicable charter or bylaws, the acts of a majority of the Committee members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

b.
The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares or dollar value to be subject to each Award granted hereunder; (iv) determine the terms and conditions, including vesting conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent, and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award granted hereunder shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent, and under what circumstances any Award shall be canceled, forfeited, or suspended; (viii) accelerate, continue, or extend the exercisability or vesting of any Award or any Shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of employment or service; (ix) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (x) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules, procedures, and guidelines and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xiii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Notwithstanding the foregoing, Awards granted to Non-Employee Directors shall be determined by the Board or its delegatee, consistent with the Company’s practices for Non-Employee Director compensation.
c.
Decisions of the Committee shall be final, conclusive, and binding on all Persons, including the Company, any Participant, and any Subsidiary.

4.3.
Minimum Vesting. Notwithstanding anything herein to the contrary, except with respect to a maximum of five percent (5%) of the aggregate number of Shares reserved for issuance under the Plan (the “5% Pool”), subject to adjustment as provided in Section 11.2, no Award (or portion of an Award) payable in Shares (other than Substitute Awards and Awards that a Non-Employee Director elects to receive at Fair Market Value in lieu of all or a portion of such Non-Employee Director’s cash compensation) may provide for vesting sooner than twelve (12) months from the Date of Grant or may be subject to a Performance Period that is less than twelve (12) months, as applicable, other than (i) accelerated vesting in connection with a Change in Control, (ii) accelerated vesting in connection with a Participant’s death or Disability, (iii) accelerated vesting for any other reason, as determined by the Committee in its sole discretion, or (iv) vesting periods of less than twelve (12) months for Awards that, in the aggregate, do not exceed the 5% Pool. Any provision of any other agreement entered into after the Effective Date purporting to provide for earlier vesting or settlement is effective solely to the extent it fits within clause (i), (ii), (iii) or (iv) above.

5.
OPTIONS
5.1.
Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article 5 and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2.
Award Agreements. All Options granted pursuant to this Article 5 shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms of such Awards need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. A Participant may hold more than one (1) Option granted pursuant to the Plan at the same time. For the avoidance of doubt, dividends and/or Dividend Equivalents shall not be payable with respect to Options.
5.3.
Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards that satisfy the provisions of Section 424(a) or 409A of the Code, as applicable, the price at which a Share may be purchased upon the exercise of an Option granted hereunder (the “Exercise Price”) shall not be less than 100% of the Fair Market Value of one (1) Share on the Date of Grant of such Option; provided that the Exercise Price of an incentive stock option granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a “Ten Percent Shareholder”) shall be no less than 110% of the Fair Market Value of one (1) Share on the Date of Grant of such Option. Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (a) reduce the Exercise Price of an Option after the Date of Grant of such Option when such Exercise Price exceeds the Fair Market Value of one (1) Share, (b) cancel an Option in exchange for cash or another Award, or (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
5.4.
Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided further that no incentive stock option granted to a Ten Percent Shareholder shall be exercisable after five (5) years from the date the Option is granted. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee in accordance with the Plan: (a) the unvested portion of an Option shall expire upon the termination of the Participant’s employment or service without consideration therefor, and the vested portion of such Option shall remain exercisable for (i) one (1) year following the termination of the Participant’s employment or service by reason of death or Disability, but not later than the expiration of the Option term, or (ii) three (3) months following the termination of the Participant’s employment or service for any reason other than death or Disability, and other than the termination of the Participant’s employment or service for Cause, but not later than the expiration of the Option term; and (b) both the unvested and vested portion of an Option shall automatically expire upon the termination of the Participant’s employment or service for Cause without consideration therefor.

5.5.
Exercise of Options.
a.
Vested Options shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as applicable) as to all or part of the Shares covered thereby by giving notice of exercise to the Company or its designated agent, which notice shall specify the number of Shares to be purchased. The notice of exercise shall be in such form, containing such further provisions, not inconsistent with the provisions of the Plan, as the Committee may prescribe from time to time.
b.
Unless otherwise provided in an Award Agreement and subject to Section 12.1, full payment of the Exercise Price due for the number of Shares being acquired shall be made at the time of exercise: (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds); (ii) by tendering previously acquired Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of tender equal to the Exercise Price due for the number of Shares being acquired (provided that the Shares being tendered are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges); (iii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including (A) by means of a broker-assisted “cashless exercise” pursuant to which the Participant delivers irrevocable instructions to a broker approved by the Company to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price due for the number of Shares being acquired, so long as such cashless exercise meets the requirements of the Federal Reserve Board’s Regulation T and any applicable securities laws and insider trading policy restrictions, or (B) by a “net exercise” method whereby the Company withholds from the Shares otherwise deliverable upon the exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the Exercise Price due for the number of Shares being acquired; or (iv) by any combination of the foregoing methods.
c.
The notice of exercise, accompanied by any payment due pursuant to this Section 5.5, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct. In no event may any Option granted hereunder be exercised for a fraction of a Share, and any attempt to exercise an Option for a fraction of a Share shall be rounded down to the nearest whole Share.

5.6.
Incentive Stock Options.
a.
The Committee may grant Options intended to qualify as “incentive stock options,” as defined in Section 422 of the Code, to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. All Options shall be separately designated as incentive stock options or non-qualified stock options at the time of grant, and, if certificates are issued, separate certificates shall be issued for Shares acquired on exercise of each type of Option. Notwithstanding the foregoing, neither the Company nor any Affiliate shall have liability to any Participant or any other

Person if an Option designated as an incentive stock option fails to qualify as such at any time.
b.
No Option shall be treated as an incentive stock option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an incentive stock option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a non-qualified stock option unless and until such approval is obtained. If, for any reason, an Option intended to be an incentive stock option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a non-qualified stock option appropriately granted under the Plan.
c.
To the extent that the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and the Subsidiaries) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as non-qualified stock options.
d.
Each Participant who makes a disqualifying disposition of any Shares acquired pursuant to the exercise of an incentive stock option shall notify the Company in writing within thirty (30) days thereafter. Such notice shall include information regarding the cash price or value of other consideration received upon the disposition, the date of the disposition, and any other information prescribed or requested by the Committee. A disqualifying disposition is any disposition (including any sale) of Shares acquired pursuant to the exercise of an incentive stock option before the later of (i) two (2) years after the Date of Grant of such incentive stock option, or (ii) one (1) year after the date of exercise of such incentive stock option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Shares acquired pursuant to the exercise of an incentive stock option as agent for the applicable Participant until the end of the period described in the preceding sentence.

6.
STOCK APPRECIATION RIGHTS
6.1.
Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted (a) in tandem with any Option, or (b) independent of any Option.
6.2.
Award Agreements. All Stock Appreciation Rights granted pursuant to this Article 6 shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
6.3.
Vesting and Expiration. A Stock Appreciation Right granted in tandem with an Option shall vest and become exercisable and expire in accordance with the same vesting schedule and expiration provisions as the corresponding Option. A Stock Appreciation Right granted independent of any Option shall (a) vest and become exercisable in such manner and on such date or dates, and (b) expire after such period, not to exceed ten (10) years from the date the Stock Appreciation Right is granted (the “Stock Appreciation Right Period”), in each case, as determined by the Committee and set forth in an Award Agreement. Unless otherwise provided in an Award Agreement or otherwise determined by the Committee in accordance with the Plan: (i) the unvested portion of a Stock Appreciation Right shall expire upon the termination of the Participant’s employment or service without consideration therefor, and the vested portion of such Stock Appreciation Right shall remain exercisable for (A) one (1) year following the termination of the Participant’s employment or service by reason of death or Disability, but not later than the expiration of the Stock Appreciation Right Period; or (B) three (3) months following the termination of the Participant’s employment or service for any reason other than death or Disability, and other than the termination of the Participant’s employment or service for Cause, but not later than the expiration of the Stock Appreciation Right Period; and (ii) both the unvested and vested portion of a Stock Appreciation Right shall automatically expire upon the termination of the Participant’s employment or service for Cause without consideration therefor.
6.4.
Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
a.
The Committee shall determine in its sole discretion whether, upon the exercise of a Stock Appreciation Right, payment shall be made in cash, in whole Shares or other property, or any combination thereof. The terms of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights shall be subject to such vesting conditions as may be imposed by the Committee. The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate.
b.
Upon the exercise of a Stock Appreciation Right, the Company shall pay to the Participant an amount equal to the product of (i) the number of Shares subject to the Stock Appreciation Right that are being exercised and (ii) the excess, if any, of the Fair Market Value of a Share on the exercise date over the Strike Price, less an amount sufficient to satisfy any tax withholding obligation. The Company shall pay such amount in cash, in whole Shares or other property with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee and set forth in an Award Agreement or otherwise.
c.
Without the approval of the Company’s stockholders, other than pursuant to Section 11.2, the Committee shall not (i) reduce the Strike Price of a Stock Appreciation Right after the Date of Grant of such Stock Appreciation Right when such Strike Price exceeds the Fair Market Value of one (1) Share, (ii) cancel a Stock Appreciation Right in exchange for cash or another Award, or (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.
d.
For the avoidance of doubt, dividends and/or Dividend Equivalents shall not be payable with respect to Stock Appreciation Rights.

7.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS
7.1.
Grants. Awards of Restricted Stock and Restricted Stock Units (a “Restricted Stock Award” and “Restricted Stock Unit Award,” respectively) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Awards and Restricted Stock Unit Awards may also be used to settle Performance Awards and other incentive compensation.
7.2.
Award Agreements. All Restricted Stock Awards and Restricted Stock Unit Awards granted pursuant to this Article 7 shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant. The Committee shall impose such terms, conditions and/or restrictions on any Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable, including, without limitation: (a) a requirement that the Participant shall pay a stipulated purchase price for such Restricted Stock or Restricted Stock Unit; (b) forfeiture conditions; (c) transfer restrictions; (d) restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual); (e) time-based restrictions on vesting; and/or (f) restrictions under applicable federal or state securities laws.
7.3.
Rights of Holders of Restricted Stock and Restricted Stock Units. In the case of a Restricted Stock Award, except as determined by the Committee and specified in the Award Agreement, beginning on the Date of Grant of such Restricted Stock Award and subject to the Participant’s execution of the Award Agreement, the Participant shall have the rights and privileges of a stockholder of the Company with respect to all Shares subject thereto, including the right to vote such Shares and the right to receive dividends (if any) with respect to such Shares, subject to the terms of this Section 7.3. In the case of a Restricted Stock Unit Award, the Participant shall not have any rights or privileges of a stockholder of the Company with respect to the Shares subject thereto. Any cash, Shares or other property distributed as a dividend or otherwise with respect to any Restricted Stock Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award. To the extent that shares of Restricted Stock are forfeited, any certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder of the Company with respect thereto shall terminate without further obligation on the part of the Company.
7.4.
Effect of Termination of Employment or Service. The Award Agreement for a Restricted Stock Award or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Restricted Stock or Restricted Stock Units following the termination of the Participant’s employment or service with the Company or an Affiliate; provided that, unless otherwise provided in the Award Agreement, if the Participant’s employment or service is terminated for Cause, such Restricted Stock and Restricted Stock Units shall be immediately forfeited, to the extent permissible under applicable law.
7.5.
Issuance of Shares; Restrictions. Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or the issuance of stock certificates, which certificates shall be held by the Company. Any such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock. In order to enforce the limitations imposed upon the Restricted Stock, the Committee may cause “stop-transfer” instructions to be issued, as it deems necessary or appropriate. Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred or otherwise disposed of, or mortgaged, pledged, or otherwise encumbered, other than by will or the laws of descent and distribution.
7.6.
Delivery of Restricted Stock and Settlement of Restricted Stock Units.
a.
Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant (or the Participant’s executors, administrators, guardian or legal representative, as applicable), without charge, the certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends on Restricted Stock shall accrue and be withheld until the restrictions on such Restricted Stock lapse. Dividends, if any, withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such dividends, upon the lapse of restrictions on such share and, if such share is forfeited, the Participant shall forfeit such dividends (except as otherwise set forth in the applicable Award Agreement).
b.
Unless otherwise provided in an Award Agreement or otherwise determined by the Committee in accordance with the Plan, upon the expiration of the Restricted Period with respect to any Restricted Stock Units, the Company shall deliver to the Participant (or the Participant’s executors, administrators, guardian or legal representative, as applicable), without charge, one Share for each such Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Shares in lieu of delivering only Shares in respect of such Restricted Stock Units; or (ii) defer the delivery of Shares (or cash or part cash and part Shares, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the Fair Market Value of the Shares as of the date on which the Restricted Period expired with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

7.7.
Dividend Equivalents. Restricted Stock Units may include the right to receive, on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”), as set forth in the applicable Award Agreement. Dividend Equivalents shall accrue and be withheld until the Restricted Stock Units to which they relate vest. Dividend Equivalents, if any, withheld by the Committee and attributable to any particular

Restricted Stock Unit shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents then due; provided that, in the event that a Restricted Stock Unit is forfeited, the Dividend Equivalents attributable to such forfeited Restricted Stock Unit shall also be forfeited. Upon the vesting and settlement of Restricted Stock Units that include Dividend Equivalents, no further Dividend Equivalents shall accrue with respect to such Restricted Stock Units.
8.
OTHER SHARE-BASED AWARDS
8.1.
Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards may also be used to settle other Awards granted under the Plan and as a form of payment for other earned cash-based compensation. Other Share-Based Awards may be subject to such time-based restrictions on vesting as the Committee shall determine.
8.2.
Award Agreements; Dividend Equivalents. All Other Share-Based Awards granted pursuant to this Article 8 shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms of Other Share-Based Awards need not be the same with respect to each Participant. An Other Share-Based Award may include the right to receive Dividend Equivalents, as set forth in the applicable Award Agreement, which shall accrue and be withheld until such Other Share-Based Award vests. Dividend Equivalents, if any, withheld by the Committee shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents then due; provided that, in the event that an Other Share-Based Award is forfeited, the Dividend Equivalents attributable to such forfeited Other Share-Based Award shall also be forfeited. Upon the vesting and settlement of an Other Share-Based Award that includes Dividend Equivalents, no further Dividend Equivalents shall accrue with respect to such Other Share-Based Award.
8.3.
Effect of Termination of Employment or Service. The Award Agreement for an Other Share-Based Award shall set forth the extent to which the Participant shall have the right to retain the Award following the termination of the Participant’s employment or service with the Company or an Affiliate; provided that, unless otherwise provided in the Award Agreement, if the Participant’s employment or service is terminated for Cause, such Other Share-Based Award shall be immediately forfeited, to the extent permissible under applicable law.
8.4.
Settlement. Except as may be provided in an Award Agreement, Other Share-Based Awards may be settled in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. The Award Agreement for an Other Share-Based Award shall set forth whether the Other Share-Based Award will be settled in a lump sum, in installments, or on a deferred basis, in each case, in accordance with procedures established by the Committee and subject to the requirements of Section 409A of the Code.

9.
PERFORMANCE AWARDS
9.1.
Grants. Performance Awards in the form of Performance Cash, Performance Shares, or Performance Share Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee.
9.2.
Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 9, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: net sales; booking value of contract awards; year-end backlog; days sales outstanding; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per Share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per Share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel; or any other goals provided by the Committee. Such performance goals may also be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including, but not limited to, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.
9.3.
Award Agreements. All Performance Awards granted pursuant to this Article 9 shall be evidenced by an Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. The terms of Performance Awards need not be the same with respect to each Participant. A Performance Award may include the right to receive Dividend Equivalents, as set forth in the applicable Award Agreement, which shall accrue and be withheld until such Performance Award vests. Dividend Equivalents, if any, withheld by the Committee shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents then due; provided that, in the event that a Performance Award is forfeited, the Dividend Equivalents attributable to such forfeited Performance Award shall also be forfeited. Upon the vesting and settlement of a Performance Award that includes Dividend Equivalents, no further Dividend Equivalents shall accrue with respect to such Performance Award.
9.4.
Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount to be paid upon settlement of a Performance Award shall be conclusively determined by the Committee.
9.5.
Effect of Termination of Employment or Service. The Award Agreement for a Performance Award shall set forth the extent to which the Participant shall have the right to retain the Award following the termination of the Participant’s employment or service with the Company or an Affiliate; provided that, unless otherwise provided in the Award Agreement, if the Participant’s employment or service is terminated for Cause, such Performance Award shall be immediately forfeited, to the extent permissible under applicable law.
9.6.
Settlement. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards shall be settled only after the end of the relevant Performance Period. Performance Awards may be settled in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. The Award Agreement for a Performance Award shall set forth whether the Performance Award will be settled in a lump sum, in installments, or on a deferred basis following the close of the Performance Period, in each case, in accordance with procedures established by the Committee and subject to the requirements of Section 409A of the Code. Performance Awards shall be settled as soon as administratively practicable following completion of the certifications required by this Section 9.6 and in a manner intended to comply with Section 409A of the Code, or an exemption thereunder, and local law, as applicable.
10.
CHANGE IN CONTROL PROVISIONS
10.1.
Treatment of Awards.
a.
Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or replaces an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment or service is terminated by such successor company (or a subsidiary thereof) without Cause or by the Participant for Good Reason within twenty-four (24) months following such Change in Control (or such other period set forth in the Award Agreement): (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment or service shall immediately vest, become fully exercisable, and may thereafter be exercised; (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) Performance Awards with one-year Performance

Periods shall be payable at the “target” level of performance (as set forth in the applicable Award Agreement) and Performance Awards with multi-year Performance Periods shall be payable based on the achievement of the applicable performance criteria, which shall be deemed achieved (A) at the “target” level of performance (as set forth in the applicable Award Agreement), if such termination occurs within the first year of an open Performance Period, and (B) at the actual level of performance, measured as of the effective date of termination in substantially the same manner as contemplated by the applicable Award Agreement following the completion of the applicable Performance Period, as determined by the Board or the Committee in its sole discretion, if such termination occurs following the first year of an open Performance Period, and any other restrictions shall lapse and such Performance Awards shall be immediately settled; and (iv) restrictions, limitations and other conditions on Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award shall be considered assumed or replaced if, following the Change in Control, the assumed or replacement award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).
b.
Unless otherwise provided in an Award Agreement and subject to compliance with Section 409A of the Code, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or replace an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or replaced shall immediately vest, become fully exercisable, and may thereafter be exercised; (ii) restrictions, limitations and other conditions on Restricted Stock and Restricted Stock Units that are not assumed or replaced shall lapse, and such Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) Performance Awards that are not assumed or replaced shall, for Performance Awards with one-year Performance Periods, be payable at the “target” level of performance (as set forth in the applicable Award Agreement) and, for Performance Awards with multi-year Performance Periods, be payable based on the achievement of the applicable performance criteria, which shall be deemed achieved (A) at the “target” level of performance (as set forth in the applicable Award Agreement), if the Change in Control occurs within the first year of an open Performance Period, and (B) at the actual level of performance, measured as of the effective date of the Change in Control in substantially the same manner as contemplated by the applicable Award Agreement following the completion of the applicable Performance Period, as determined by the Board or the Committee in its sole discretion, if the Change in Control occurs following the first year of an open Performance Period, and any other restrictions shall lapse and such Performance Awards shall be immediately settled; and (iv) restrictions, limitations and other conditions on Other Share-Based Awards that are not assumed or replaced shall lapse, and such Other Share-Based

Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.
c.
Notwithstanding the foregoing, the Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, or that each Option and Stock Appreciation Right shall be canceled and in consideration for such cancellation each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the Exercise Price or Strike Price, as applicable, of such Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction), or in a combination thereof, as the Committee, in its discretion, shall determine; provided that if the Exercise Price or Strike Price, as applicable, of such Option or Stock Appreciation Right equals or exceeds the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control, then such Option or Stock Appreciation Right may be canceled without the payment of consideration.
d.
Change in Control. Unless otherwise defined in an Award Agreement, for purposes of the Plan, “Change in Control” shall mean:
1.
With respect to Awards other than Deferred Compensation Awards, the occurrence of any one or more of the following: (i) any Person or other entity (other than the Company, a majority-owned Subsidiary or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a merger or consolidation of the Company with or into another corporation other than a majority-owned Subsidiary, or the sale or other disposal of all or substantially all of the Company’s assets, after which the Persons who were the members of the Board prior to such approval do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (iii) the consummation of a plan of liquidation; or (iv) within any period of twenty-four (24) consecutive months, Persons who were members of the Board immediately prior to such twenty-four (24) month period, together with Persons who were first elected as Directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such twenty-four (24) month period by or upon the recommendation of Persons who were members of the Board immediately prior to such twenty-four (24) month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board.
2.
With respect to Deferred Compensation Awards, the occurrence of any one or more of any of the following:

(a) Change in the Ownership of the Company. A change in ownership of the Company shall occur on the date that any one Person, or more than one Person acting as a “Group” (as defined below), acquires ownership of stock of the Company that, together with stock held by such Person or Group, constitutes more than fifty percent (50%) of the total Fair

Market Value or total voting power of the stock of the Company; provided, however, that, if any one Person, or more than one Person acting as a Group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a change in the ownership of the Company.

(b) Change in the Effective Control of the Company. A change in the effective control of the Company occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company; provided, however, that if any one Person, or more than one Person acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same Person or Persons is not considered a change in the effective control of the Company.

(c) Change in the Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a Group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to all or substantially all of the total Gross Fair Market Value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that a transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to:

(i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its Common Stock;

(ii) an entity, 50% or more of the total Fair Market Value or voting power of which is owned, directly or indirectly, by the Company;

(iii) a Person, or more than one Person acting as a Group, that owns, directly or indirectly, 50% or more of the total Fair Market Value or voting power of all the outstanding Common Stock of the Company; or

(iv) an entity, at least 50% of the total Fair Market Value or voting power of which is owned, directly or indirectly, by a Person described in clause (iii) above.

For purposes of this definition, “Gross Fair Market Value” shall mean the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, “Group” shall have the meaning given to such term in Treas. Reg. Section 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C), as applicable.

For purposes of the definition of “Change in Control” in Section 10.1(d)(2), Common Stock ownership is determined under Section 409A of the Code. This definition of Change in

Control is intended to comply with Section 409A of the Code for purposes of payment of any Deferred Compensation Awards. Accordingly, any interpretation or determination of the Committee regarding the payment of such Deferred Compensation Awards in connection with a Change in Control shall take into account any applicable guidance and regulations under Section 409A of the Code.

e.
Release of Claims. Notwithstanding anything herein to the contrary, and except as the Committee may otherwise determine in its sole discretion, any acceleration of vesting of an Award pursuant to this Section 10 shall be contingent upon the timely execution and non-revocation by the Participant or the Participant’s executors, administrators, guardian or legal representative, as applicable, of a release of claims in favor of the Company, all Affiliates, and all of their respective officers, directors, employees, members, stockholders, affiliates, agents, successors and assigns, in a form reasonably satisfactory to the Company. Except as the Committee may otherwise determine in its sole discretion, if the Participant fails to execute such release (or revokes it), the Participant shall not be entitled to any accelerated vesting provided herein.
11.
GENERALLY APPLICABLE PROVISIONS
11.1.
Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities exchange on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act, if applicable; and further provided that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of Persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.4 to eliminate the requirements relating to minimum Exercise Price, minimum Strike Price or stockholder approval, or (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.3. The Board may not (except pursuant to Section 11.2 or in connection with a Change in Control), when the Exercise Price or Strike Price exceeds the Fair Market Value of a Share, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the Exercise Price of an Option or the Strike Price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award. No amendments to, or suspension or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.
11.2.
Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, Shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to outstanding Awards as the Committee deems equitable or appropriate to prevent dilution or enlargement of the rights of Participants under the Plan, taking into consideration the accounting and tax consequences, including: (a) such adjustments to (i) the terms of Awards, (ii) the aggregate number, class and kind of securities that may be delivered pursuant to the Plan, (iii) the maximum number of Shares that may be issued (in the aggregate or to any one Participant) under the Plan pursuant to the exercise of incentive stock options, (iv) the number, class, kind and Exercise Price or Strike Price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number; (b) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and (c) if not assumed or substituted, canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per Share received or to be received by other stockholders of the Company in such event), including, in the case of an outstanding Option or Stock Appreciation Right, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or Stock Appreciation Right over the aggregate Exercise Price or Strike Price of such Option or Stock Appreciation Right (it being understood that, in such event, any Option or Stock Appreciation Right having an Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of FASB Accounting Standards Codification Topic 718 or any successor rule), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. In the case of adjustments made pursuant to this Section 11.2, unless the Committee specifically determines that such adjustments are in the best interests of the Company or an Affiliate, the Committee shall, in the case of incentive stock options, ensure that any adjustments under this Section 11.2 will not constitute a “modification” within the meaning of Section 424(h)(3) of the Code and, in the case of other Awards, ensure that any adjustments under this Section 11.2 will be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 of the Exchange Act or the exemption under Section 409A of the Code, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
11.3.
Transferability of Awards. Except as provided below, no Award and no Shares subject thereto that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and each Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (other than an incentive stock option) without consideration (each transferee thereof, a “Permitted Assignee”) (a) to the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (b) to a trust in which a majority of the beneficiaries are the Participant and/or the Persons referred to in clause (a), (c) to a partnership, limited liability company or corporation in which the Participant and/or the Persons referred to in clause (a) are a majority of the partners, members or stockholders, or (d) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 11.3. The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Assignee, and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Assignee, except that: (i) Permitted Assignees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) the Committee or the Company shall not be required to provide any notice to a Permitted Assignee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iii) the consequences of the termination of the Participant’s employment or service with the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including that an Option or Stock Appreciation Right shall be exercisable by a Permitted Assignee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
11.4.
Deferral. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred, subject to the requirements of Section 409A of the Code.
12.
MISCELLANEOUS
12.1.
Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such Person, a “Payee”) net of any applicable federal, state and local taxes (whether imposed in the United States or in any other jurisdiction) required to be paid or withheld as a result of (a) the grant of an Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the payment or delivery of cash, Shares or other property, (d) the lapse of any restrictions in connection with any Award, or (e) any other event occurring pursuant to the Plan. The Company or an Affiliate, as applicable, shall have the right to withhold from wages or other amounts otherwise payable to a Payee such withholding taxes as may be required by law, or to otherwise require a Payee to pay such withholding taxes. If a Payee shall fail to make such tax payments as are required, the Company or an Affiliate, as applicable, shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by the Participants for the payment of such taxes by tendering previously acquired Shares (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges) having a Fair Market Value equal to such withholding liability, or by directing the Company to retain Shares otherwise deliverable in connection with the Award pursuant to the exercise or settlement of the Award a number of Shares with a Fair Market Value equal to such liability; provided that the number of such Shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.
12.2.
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan. For an Award other than an Award of Options, the Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.
12.3.
Right of Discharge Reserved; Claims to Awards. Nothing in the Plan or any Award Agreement, and no grant of an Award hereunder, shall confer upon any Participant the right to continue in the employment or service of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other service relationship. No Employee or Non-Employee Director shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees or Non-Employee Directors under the Plan.
12.4.
Substitute Awards. Notwithstanding anything herein to the contrary, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
12.5.
Forfeiture Events.
a.
The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award, to the extent permissible under applicable law. Such events may include, but shall not be limited to, termination of employment or service, violation of material Company and/or Subsidiary policies, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or an Affiliate.
b.
If the Company is required to file an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or recklessly engaged in the misconduct, or knowingly or recklessly failed to prevent or report the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued for such period as determined by the Committee following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document reflecting such material noncompliance.

12.6.
Stop-Transfer Orders. All certificates evidencing Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
12.7.
Nature of Payments. All Awards granted pursuant to the Plan are in consideration of service performed or to be performed for the Company (or any division or business unit of the Company) or an Affiliate. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate, except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate or as otherwise provided in the respective employee benefit plans of the Company or an Affiliate.
12.8.
Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
12.9.
Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
12.10.
Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
12.11.
Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
12.12.
Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
12.13.
Effective Date of the Plan; Termination of the Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth (10th) anniversary of the Effective Date of the Plan (or, in the case of incentive stock options, the tenth (10th) anniversary of the date the Plan is approved by the Board), on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.
12.14.
Compliance with Securities Laws. As to any individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, or any successor rule. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
12.15.
Compliance with Section 409A of the Code. The Plan is intended to comply, and shall be administered in a manner that is intended to comply, with Section 409A of the Code to the extent subject thereto and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of the Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code. If a Participant is a “specified employee” (as defined in Section 409A of the Code) and should any portion of the Award that would otherwise be payable under such Award be determined to be a payment that is not exempt from Section 409A of the Code, such payment, to the extent otherwise payable within six (6) months after a “separation from service” (as defined in Section 409A of the Code), and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be settled on the earlier of the date that is six (6) months and one (1) day after the date of such separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, each installment payment provided under the Plan or any Award Agreement shall be treated as a separate payment. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Company nor the Committee shall have any liability to any Participant for such tax or penalty.

12.16.
No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization any of the following: (a) the granting of any Award; (b) any Shares issuable upon the exercise of any Award; or (c) the sale of any Shares issued upon the exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) the granting of any Award, (y) any Shares issuable upon the exercise of any Award, or (z) the sale of any Shares issued upon the exercise of any Award are not registered with any governmental body or organization, the Company shall not under any circumstance be required to settle its obligations, if any, under the Plan in cash.
12.17.
Stockholder Approval for Incentive Stock Options. The Plan shall become effective on the Effective Date, provided, however, that no incentive stock option that may be granted under the Plan shall be valid as an incentive stock option unless and until the Plan has been approved by the stockholders of the Company no later than the twelve (12) month anniversary of the date the Plan was approved by the Board in the manner provided under Section 424 of the Code and Treasury Regulations thereunder. Nothing in this clause shall affect the validity of Awards granted after the Effective Date if such stockholder approval has not been obtained.
12.18.
Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein. In the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
12.19.
Other Agreements. The Committee may require, as a condition to the vesting of, the granting of and/or the receipt of Shares under, an Award, that Participants execute lock-up or other agreements, as it may determine in its sole and absolute discretion.
12.20.
Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Shares under any Award granted under the Plan.
12.21.
Brokerage Accounts. Participants shall abide by the terms of any brokerage, custody or similar agreement established by the Company in connection with the administration of the Plan, including the automatic reinvestment of dividends and payments on Shares issued under the Plan, to the extent such Shares are held pursuant to such agreement. Such brokerage, custody or similar agreement may be modified by the Company (subject to the consent of such broker or applicable counterparty) at any time and from time to time.
12.22.
Data Privacy. Except as prohibited by applicable law (including, as applicable, foreign laws), the receipt by a Participant of an Award and the benefits thereunder may be conditioned on such Participant acknowledging and consenting to the collection, use and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and any Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Committee may, from time to time and at any time, require Participants to execute consents or similar agreements providing for such collection, use and transfer, in a manner consistent with applicable law (including, as applicable, foreign laws). Subject to applicable law (including, as applicable, foreign laws), the Company and any Affiliate may hold certain personal information about a Participant, including, but not limited to, a Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares held in the Company or any Affiliate, and details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). Subject to applicable law (including, as applicable, foreign laws), the Company and any Affiliate may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Participant’s participation in the Plan, and the Company and any Affiliate may each further transfer the Data to any third parties assisting the Company and any Affiliate in the implementation, administration and management of the Plan. These recipients may be located in a Participant’s country, or elsewhere, and a Participant’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, subject to applicable law (including, as applicable, foreign laws), each Participant authorizes and shall authorize upon request such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing a Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any Affiliate, or a Participant, may elect to deposit any Shares. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage a Participant’s participation in the Plan. Subject to applicable law (including, as applicable, foreign laws), a Participant may, at any time, view the Data held by the Company or any Affiliate with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to such Participant, or refuse or withdraw the consents set forth in the Award Agreement in writing, in any case without cost, by contacting such Participant’s local human resources representative.
12.23.
Mitigation of Excise Tax. Subject to the last sentence of this Section 12.23, if any payment or right accruing to a Participant under the Plan (without the application of this Section 12.23), either alone or together with other payments or rights accruing to the Participant from the Company or any Affiliate (“Total Payments”), would constitute a “parachute payment” (as defined in Section 280G of the Code), such payments and rights shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether and how any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Participant, and such determination shall be conclusive and binding on the Participant. The Participant shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Unless otherwise provided in an Award Agreement or in an employment agreement, the foregoing provisions of this Section 12.23 shall apply with respect to any Person only if, after reduction for any applicable federal excise tax imposed by Section 4999 of the Code and federal income tax imposed by the Code, the Total Payments accruing to such Person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only federal income taxes. Notwithstanding the foregoing, in the event that a Participant is a party to an employment agreement or other agreement with the Company or an Affiliate that provides for more favorable treatment for the Participant regarding Section 280G of the Code, such agreement shall be controlling.

12.24.
Clawback. Notwithstanding anything herein to the contrary, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
12.25.
Awards to Foreign Nationals and Participants Outside the United States. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purposes of the Plan, the Committee may, without amending the Plan, (a) establish a sub-plan hereunder and/or rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.
12.26.
Plan Document Controls. The Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and any Award Agreement, the terms and conditions of the Plan shall control.
12.27.
Employment Agreement Supersedes Award Agreement. Subject to Section 4.3, in the event that a Participant is a party to an employment agreement with the Company and/or an Affiliate that expressly provides for vesting or extended exercisability of Awards on terms more favorable to the Participant than the Participant’s Award Agreement or the Plan, such employment agreement shall be controlling; provided, however, that: (a) if the Participant is a Person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company, any terms in the employment agreement requiring Committee, Board or stockholder approval in order for an exemption from Section 16(b) of the Exchange Act to be available shall have been approved by the Committee, the Board or the stockholders, as applicable; and (b) the employment agreement shall not be controlling to the extent the Participant and the Company and/or an Affiliate agree that it shall not be controlling; and (c) an employment agreement or modification to an employment agreement shall be deemed to modify the terms of any pre-existing Award only if the terms of the employment agreement expressly so provide.

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